PROMISSORY NOTE

$50,321,500.00

Santa Ana, California
June 24, 2008

For value received, G&E HEALTHCARE REIT 5995 PLAZA DRIVE, LLC, a Delaware limited liability company, G&E HEALTHCARE REIT EPLER PARKE BUILDING B, LLC, a Delaware limited liability company, G&E HEALTHCARE REIT ACADEMY, LLC, a Delaware limited liability company, G&E HEALTHCARE REIT NUTFIELD PROFESSIONAL CENTER, LLC, a Delaware limited liability company, and G&E HEALTHCARE REIT MEDICAL PORTFOLIO 2, LLC, a Delaware limited liability company (collectively, the “Borrower”), jointly and severally promise to pay to the order of WACHOVIA FINANCIAL SERVICES, INC., a North Carolina corporation (the “Lender”), for the account of its Lending Office, the principal sum of Fifty Million Three Hundred Twenty-One Thousand Five Hundred and No/100 Dollars ($50,321,500.00), on the dates and in the amounts provided in the Loan Agreement. The Borrower promises to pay interest on the unpaid principal amount of this Note on the dates and at the rate or rates provided for in the Loan Agreement. Interest on any overdue principal of and, to the extent permitted by law, overdue interest on the principal amount hereof shall bear interest at a rate per annum as provided in Section 2.3 of the Loan Agreement. All such payments of principal and interest shall be made in lawful money of the United States in Federal or other immediately available funds at the office of Wachovia Financial Services, Inc., Mail Code: CA 6233, 15750 Alton Parkway, Irvine, California 92618 Attention: Anne McNeil, or such other address as may be specified from time to time pursuant to the Loan Agreement.

All Loans made by the Lender, the respective maturities thereof, the interest rates from time to time applicable thereto and all repayments of the principal thereof shall be recorded by the Lender and, prior to any transfer hereof, endorsed by the Lender on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; provided that the failure of the Lender to make, or any error of the Lender in making, any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Loan Agreement.

This Note is one of the Notes referred to in that certain Loan Agreement dated as of June      , 2008 among the Borrower, the Lenders party thereto from time to time, and Wachovia Financial Services, Inc., as Administrative Agent for the Lenders (as the same may be amended, restated or modified from time to time, the “Loan Agreement”). Terms defined in the Loan Agreement are used herein with the same meanings. Reference is made to the Loan Agreement for provisions for the prepayment and the repayment hereof and the acceleration of the maturity hereof.

The Borrower hereby waives presentment, demand, protest, notice of demand, protest and nonpayment and any other notice required by law relative hereto, except to the extent as otherwise may be expressly provided for in the Loan Agreement.

The Borrower agrees, in the event that this Note or any portion hereof is collected by law or through an attorney at law, to pay all reasonable costs of collection, including, without limitation, reasonable attorneys’ fees. This Note shall be construed in accordance with and governed by the laws of the State of California without regard to the choice or conflict of law principles thereof.

IN WITNESS WHEREOF, the Borrower has caused this Note to be duly executed under seal, by its duly authorized officer as of the day and year first above written.

[Signatures on following page] "Borrow	er” G&E HEALTHCARE REIT 5995 PLAZA DRIVE, LLC, a Delaware limited liability company By: /s/ Andrea R. Biller Name: Andrea R. Biller Title: Authorized Signatory
G&E HEALTHCARE REIT EPLER PARKE BUILDING B, LLC, a Delaware limited liability Company By: /s/ Andrea R. Biller Name: Andrea R. Biller Title: Authorized Signatory
G&E HEALTHCARE REIT ACADEMY, LLC, a Delaware limited liability company By: /s/ Andrea R. Biller Name: Andrea R. Biller Title: Authorized Signatory
G&E HEALTHCARE REIT NUTFIELD PROFESSIONAL CENTER, LLC, a Delaware limited liability company By: /s/ Andrea R. Biller Name: Andrea R. Biller Title: Authorized Signatory
G&E HEALTHCARE REIT MEDICAL PORTFOLIO 2, LLC, a Delaware limited liability Company By: /s/ Andrea R. Biller Name: Andrea R. Biller Title: Authorized Signatory